SUPPLY AGREEMENT

                                    FOR

                        BADAK LNG EXPANSION PROJECT

     THIS AGREEMENT is made and entered into in Jakarta as of the 14th day of April, 1981, by and between Perusahaan Pertambangan Minyak dan Gas Bumi Negara ("Pertamina"), on the one hand, and Roy
M. Huffington, Inc. ("Huffco), Virginia International Company
(VICO), Golden Eagle Indonesia Limited, The Superior Oil Company, Union Texas Far East Corporation and Universe Tankships, Inc. (herein referred to individually as "Contractor" and collectively as "Contractors"), on the other. The parties hereto hereby agree as follows:

ARTICLE 1

     1.1 Contractors own or control all of the interest of Contractors in that certain Production Sharing Contract, dated
August 8, 1968, by and between Pertamina, on the one hand, and Huffco and Vico, on the other, as amended by Amendment effective as of January 1, 1978, such contract, as amended, being herein referred to as the "Production Sharing Contract" and the Designated Area referred to therein located on East Kalimantan being herein referred to as the "Huffco Contract Area."
     1.2 Pursuant to the Production Sharing Contract, each of
Pertamina and Contractors is entitled to take and receive, sell and freely export its share of the natural gas produced and saved from the area subject to the Production Sharing Contract, such share of such natural gas being that percentage thereof to which each is so entitled as determined under the Production Sharing Contract, such percentage entitlement of each party being hereinafter referred to as the "Production Sharing Percentage" of such party.
     1.3 Pertamina and Contractors have executed Principles of Agreement, of even date herewith, which agreement sets forth the principles for the expansion of the Badak LNG Project and in which agreement provision is made for the following:
    a. The expansion of the Badak Liquefaction Plant (as defined in said Principles of Agreement) from two trains to four trains, which expansion will include construction of such additional storage, port, utility, main transmission pipelines, plant, housing, community and other facilities as may be required.
         b. The expanded plant is to be utilized in part for the liquefaction of natural gas supplied and delivered from the Huffco Contract Gas (as hereinafter defined in Section 3.2), the Mahakam Contract Gas and the Attaka
         Contract Gas (as those terms are hereinafter defined in Section 3.3).
         c. It is contemplated that additional LNG resulting from the increased capability of the plant after the addition thereto of the two additional liquefaction trains (herein referred to as the "Expansion Trains") will be sold on the basis of the highest price and most favorable terms available for such LNG.
         d. The commitment by Pertamina and each Contractor to supply and deliver natural gas from the Huffco Contract Gas in support of the performance by Pertamina of its obligations under the LNG sales contract referred to in Section 1.4 under a supply agreement to be executed between Pertamina and Contractors concurrently with the execution of the aforesaid LNG sales contract.
         e. It is contemplated that deliveries of LNG from the Expansion Trains will commence on or about January 1, 1983.
     1.4 Arrangements for the sale to The Chubu Electric Power
Co., Inc., The Kansai Electric Power Co., Inc., Osaka Gas Company, Ltd., and Toho Gas Company, Ltd. (herein collectively "Buyers") of
LNG resulting from natural gas produced from the Badak, Nilam and other nearby fields on East Kalimantan have been made by Pertamina in collaboration with Contractors. These arrangements require the simultaneous execution of this Supply Agreement and that certain
LNG Sales Contract, of even date herewith, between Pertamina, as Seller, and Buyers, hereinafter referred to as the "Badak LNG Sales Contract".
     1.5 The Construction Funding Letter from the Buyers to
Pertamina of even date herewith, contemplates that the Buyers will provide funds ("Development Funds") through Japan Indonesia LNG Co. ("Jilco") to Pertamina for the construction of the expansion of the Badak Liquefaction Plant, and that the Buyers will assign to Jilco
(the "Assignment") a certain portion of the LNG to be sold to Buyers under the Badak LNG Sales Contract. Refunds of Development Funds and payment of "Development Funds Costs" accrued thereon will be made ordinarily by Jilco's setting off such amounts against the amounts due Pertamina for the purchase price of LNG bought by Jilco under the Badak LNG Sales Contract. Accordingly, except as otherwise specified herein, the term "Buyers" shall include Jilco as assignee under the LNG Sales Contract pursuant to the Assignment.
     1.6 Each Contract desires to dispose of its Production
Sharing Percentage share of the natural gas produced and saved from the Huffco Contract Gas in accordance with the terms of this Supply Agreement.

ARTICLE  2

     2.1 This Supply Agreement shall become effective on the date hereof and shall terminate on the date that the Badak LNG Sales
Contract terminates.

                                 ARTICLE 3

     3.1 The total quantity of natural gas to be supplied and delivered out of proved recoverable reserves of natural gas required to support the natural gas supply required for liquefaction and sale as LNG under the Badak LNG Sales Contract is
3.749 trillion standard cubic feet (hereinafter referred to as "t.s.c.f."), subject to adjustments set forth in the schedule dated June 30, 1980 attached to the Memorandum of Understanding referred to in Section 3.4 executed by Pertamina and Contractors concurrently with the execution of this Supply Agreement and subsequent revisions thereto (such total quantity, as adjusted, being hereinafter referred to as the "Badak LNG Sales Contract Gas Requirement").
     3.2 Pertamina and Contractors hereby commit and agree to supply and deliver a part of the Badak LNG Sales Contract Gas Requirement over the term of the Badak LNG Sales Contract, which part shall consist of an amount of natural gas to be produced from estimated proved recoverable reserves, subject to adjustments as provided in sections 3.4 and 3.5 (such amounts so committed, as adjusted, being hereinafter referred to as the "Huffco Contract Gas"). The Huffco Contract Gas and the fields in which the Huffco Contract Gas is located are as follows:
    a. 1.129 t.s.c.f. from the Badak Gas Unit to the extent only of 97.9 percent of such 1.129 t.s.c.f. which is equal to the percentage of natural gas in the Badak Gas Unit determined to be located on the Huffco Contract Area pursuant to the Badak Gas Unit Agreement effective as of January 1, 1976, between Contractors and Total Indonesie, et al., hereinafter referred to as the "Badak Gas Unit Agreement".
    b. 1.621 t.s.c f. from Nilam Unit to the extent only of that percentage of such 1.621 t.s.c.f. which is equal to the percentage of natural gas in the Nilam Unit determined to be located on the Huffco Contract Area pursuant to the Nilam Unit Agreement to be executed between Contractors and Total Indonesie, et al., hereinafter referred to as the "Nilam Unit Agreement".
     3.3 The balance of the Badak LNG Sales Contract Gas Requirement will be made available and committed by Pertamina and other production sharing contractors concurrently with the execution of this Supply Agreement and will consist of natural gas to be produced from estimated proved recoverable reserves of natural gas located in other nearby areas on East Kalimantan which are not within the Huffco Contract Area. Such balance of the Badak LNG Sales Contract Gas Requirement is further identified as the Mahakam Contract Gas and the Attaka Contract Gas (both hereinafter referred to as such), the respective amounts of which, subject to adjustments as provided in Sections 3.4 and 3.5, and the fields in which the same are located, are as follows:
    Mahakam Contract Gas
    a.   0.522 t.s.c.f. of natural gas from Handil Field, plus
    b.   0.122 t.s.c.f. of natural gas from Bekapai Field, plus
    c. 1.129 t.s.c.f. of natural gas from Badak Gas Unit, to the extent only of 2.1 per cent of such 1.129 t.s.c.f. which is equal to the percentage of natural gas determined to be located on the Total Indonesie, et al., Contract Area pursuant to the Badak Gas Unit Agreement, plus
    d.   That percentage of 1.621 t.s.c.f. from Nilam Unit which
    is equal to the percentage of natural gas determined to be located on the Total Indonesie, et al., Contract Area pursuant to the Nilam Unit Agreement.
    Attaka Contract Gas
         0.163  t.s.c.f.  of  natural  gas   from   Attaka Field.
     3.4 The estimated amounts of natural gas constituting the Huffco Contract Gas, the Mahakam Contract Gas and the Attaka Contract Gas have been part of the estimated reserves certified by the independent petroleum consultant firm of DeGolyer and MacNaughton in written statements, dated on or before November 15, 1979. The reserves of natural gas so certified and the preliminary Badak LNG Sales Contract Gas Requirement of 3.557 t.s.c.f. shall be subject to adjustments, including, but not limited to, the following:
    a. Impurities contained in the natural gas to be produced such as CO 2 and other non-hydrocarbons contained therein.
    b. Natural gas which is flared prior to the time facilities are installed to permit storing or processing of such natural gas.
    c.   Other adjustments equitable to all parties.
     The East Kalimantan Gas Reserves Management Committee (hereinafter referred to as such), consisting of representatives from Pertamina and the Operators, i.e., Huffco, Total Indonesie and Union oil Company of Indonesia, has undertaken and will undertake to make such adjustments, provided that if the members of such committee shall fail to agree with regard to any such adjustments, such adjustments shall be made by Pertamina. The adjustments which have been made to the date of this Supply Agreement have been described and defined in a Memorandum of Understanding, identified in relation to this Supply Agreement and executed by Pertamina and Contractors concurrently with the execution of this Supply Agreement. A supplemental memorandum reflecting the further adjustments provided for in the above Memorandum of Understanding and in this Supply Agreement shall be completed and executed by Pertamina and Contractors no later than the date of the initial delivery of LNG under the Badak LNG Sales Contract.
     3.5 To the extent that after adjustments made pursuant to
Section 3.4 the total amount of the Huffco Contract Gas, the Mahakam Contract Gas and the Attaka Contract Gas exceeds the Badak LNG Sales Contract Gas Requirement, the Huffco Contract Gas and the Mahakam Contract Gas (excluding that part of the Mahakam Contract Gas located in Handil Field and Bekapai Field) will be reduced ratably to reach a total which, when added to the Attaka Contract Gas and that part of the Mahakam Contract Gas located in Handil Field and Bekapai Field, will aggregate an amount equal to the Badak LNG Sales Contract Gas Requirement. Any such excess reserves of natural gas in the Huffco Contract Area (or attributed thereto in the Badak Gas Unit Agreement and/or the Nilam Unit Agreement) is not committed under this Supply Agreement.
     3.6 The respective amounts of the Huffco Contract Gas, the Mahakam Contract Gas and the Attaka Contract Gas shall, subject to
Section 7.4, be final and conclusive, upon completion of adjustments made pursuant to Sections 3.4 and 3.5, and upon completion of such adjustments and execution of the Nilam Unit Agreement by Contractors and Total Indonesie, et al., and the approval thereof by Pertamina, Pertamina and Contractors shall execute a memorandum, identified in relation to this Supply Agreement, confirming the respective amounts of the Huffco Contract Gas, the Mahakam Contract Gas and the Attaka Contract Gas.
     3.7 The percentage of the Badak LNG Sales Contract Gas Requirement represented by the Huffco Contract Gas is hereinafter called the "Huffco Contract Gas Participating Percentage", which percentage shall be the result derived from the following formula:

Huffco Contract Gas                  Huffco Contract Gas X 100
Participating           equals       Badak LNG Sales Contract
Percentage                           Gas Requirement



ARTICLE   4

     4.1 The natural gas to be supplied and delivered from the Huffco Contract Gas hereunder and the natural gas to be supplied and delivered from the Mahakam Contract Gas and the Attaka Contract Gas to the liquefaction plant for liquefaction and delivery under the Badak LNG Sales Contract shall be produced from the various fields at times and rates which change from time to time during the term of the Badak LNG Sales Contract so as to secure the optimum recovery of natural gas from the fields. The supply of natural gas from the Huffco Contract Gas, the Mahakam Contract Gas and the Attaka Contract Gas will be coordinated by Pertamina so as to conserve and permit full utilization of such natural gas. The sources of supply, producing rates and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee.

ARTICLE 5

     5.1 Pertamina will cause the LNG resulting from the liquefaction of natural gas supplied from the Huffco Contract Gas, the Mahakam Contract Gas, and the Attaka Contract Gas to be delivered to the Buyers at the Delivery Point specified and defined in the Badak LNG Sales Contract. Title to each Contractor's share of LNG resulting from the liquefaction of natural gas supplied hereunder from the Huffco Contract Gas will pass to Pertamina eo instante with the passage of title from Pertamina to Buyers at such Delivery Point.
     5.2 At the time of delivery of each cargo of LNG at the Delivery Point, Pertamina will furnish Contractors with appropriate documentation to evidence the quantity thereof, together with copies of the invoices to the Buyers covering such shipment. Pertamina will also furnish to Contractors a copy of each invoice or other billing delivered to the Buyers on account of take-or-pay, interest or other payment obligations of the Buyers under the Badak LNG Sales Contract, concurrently with their being furnished to the Buyers. Calculation of the Contract Sales Price and currency adjustments under the Badak LNG Sales Contract, and the amount of sales invoices and other billings to the Buyers, and any adjustments, shall be reviewed and approved by Pertamina and Contractors prior to presentation to the Buyers.

ARTICLE 6

     6.1 Matters which affect the Badak LNG Sales Contract or the sale and delivery of LNG thereunder will be administered by a representative to be appointed by Pertamina and the representative appointed by Contractors under Section 9.1. It is understood, however, that it will be necessary from time to time for Pertamina as Seller to take certain administrative and operational actions without prior consultation where immediate action is required. Contractors will be promptly advised of such action.
     6.2 Pertamina and Contractors agree to consult with each other freely on all matters relating to the Badak LNG Sales Contract. Pertamina and Contractors shall confer and agree as to any amendment to the Badak LNG Sales Contract and as to any permitted action or election under the Badak LNG Sales Contract which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or change in the term thereof. At the request of any party thereto, a memorandum evidencing such agreement shall be prepared as soon as feasible and signed by each party thereto.

ARTICLE 7
     7.1 The amounts to be paid to each Contractor for its share of the LNG to be delivered under this Supply Agreement shall, subject to the provisions of Section 7.2, be its Production Sharing Percentage of the Huffco Contract Gas Participating Percentage of:
    a. An amount equal to the Contract Sales Price per million BTU's in effect at the time of delivery of such LNG provided in the Badak LNG Sales Contract to be paid by each Buyer to Seller for LNG sold and delivered under the Badak LNG Sales Contract, and in addition
    b. All other amounts which each Buyer shall become obligated to pay to Seller pursuant to the Badak LNG Sales Contract, including:
         (i) Amounts payable by such Buyer on account of Fixed Quantities required to be taken but which are not taken by such Buyer;
         (ii) Any incremental payments applicable to make-up deliveries; and
         (iii)Any interest accruing on overdue invoice payments.

    7.2 Amounts referred to in Sections 7.1 (a) and 7.1(b) to be paid by each Buyer to Seller under the Badak LNG Sales Contract shall not include or be deemed to include amounts applicable to LNG assigned to Jilco pursuant to the Assignment to the extent such amounts are set off by Jilco against required refunds of Development Funds or payments of Development Funds Costs as described in Section 1.5. To the extent Jilco pays any amount owed by it under the Badak LNG Sales Contract, rather than exercising any right of set-off with respect thereto, amounts referred to in Section 7.1 (a) and 7.1 (b) to be paid by each Buyer to Seller under the Badak LNG Sales Contract shall include the amounts so paid by Jilco.
     7.3 Amounts payable to Contractors on account of LNG delivered under the Badak LNG Sales Contract, or on account of take-or-pay payments or interest payable by the Buyers, or otherwise, shall become due and payable on the due date of the Buyers' related payment obligation pursuant to the Badak LNG Sales Contract. In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 7.1, Pertamina hereby assigns to Contractors the Production Sharing Percentage of Contractors of the Huffco Contract Gas Participating Percentage of all amounts payable by each Buyer under the Badak LNG Sales Contract other than amounts payable by Jilco which are set off against required refunds of Development Funds or payments of Development Funds Costs as described in
Section 1.5.
     7.4 The right of Contractors to the payments provided for in this Article 7 shall extend throughout the term of this Supply Agreement and shall not be affected by the production rates or sources of natural gas supplied from the Huffco Contract Gas, the Mahakam Contract Gas or the Attaka Contract Gas from time to time during the term of the Badak LNG Sales Contract, provided, however, that if natural gas constituting a part of the Huffco Contract Gas, the Mahakam Contract Gas or the Attaka Contract Gas is utilized for or committed to purposes other than the supply and delivery of natural gas for liquefaction and sale under the Badak LNG Sales Contract, then the Huffco Contract Gas, the Mahakam Contract Gas and the Attaka Contract Gas will be adjusted to correspond to the respective commitment of proven reserves of natural gas by each to the remaining part of the Badak LNG Sales Contract Gas Requirement, and the Huffco Contract Gas Participating Percentage will be adjusted accordingly.
     7.5 Throughout the term of this Supply Agreement, all payments from the Buyers under the Badak LNG Sales Contract shall be paid by the Buyers to a leading bank in the United States selected by Pertamina and Contractors pursuant to a Trustee/Paying Agent Agreement, the parties to which shall include Pertamina, each Contractor and other production sharing contractors associated with the Mahakam Contract Gas and the Attaka Contract Gas. Such Trustee/ Paying Agent Agreement will provide for the payment by the Trustee/Paying Agent bank out of the revenues received applicable to the Huffco Contract Gas of the Huffco Contract Gas Participating Percentage of the fees payable to P. T. Badak Natural Gas Liquefaction Company for the processing of natural gas supplied for the Badak LNG Sales Contract and of amounts payable to cover the costs applicable to the Badak LNG Expansion Project as approved by Pertamina and the Contractors. The amounts remaining in the hands of the Trustee/Paying Agent bank applicable to the Huffco Contract Gas after payment of such costs shall be disbursed to Pertamina and each Contractor in accordance with their respective Production Sharing Percentages of entitlement at a bank or banks of their choice.

ARTICLE 8

     8.1 All disputes arising in connection with this Supply Agreement shall be finally settled by arbitration conducted in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.
This Supply Agreement shall be governed and interpreted in accordance with the laws of the State of New York, United States of America.

ARTICLE 9

     9.1 Roy M. Huffington, Inc. is designated representative by Contractors for performance on behalf of Contractors of their obligation under Section 6.1 and for the giving of notices, responses or other communications to and from Contractors under this Supply Agreement. Such representative may be changed by written notice to such effect from the Contractors to Pertamina.

ARTICLE 10

     10.1 This Supply Agreement shall not be amended or modified except by written agreement signed by the parties hereto.
     10.2 The Supply Agreement shall inure to the benefit of, and be binding upon, Pertamina and each Contractor, their respective successors and assigns, provided that this Supply Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contract.


     IN WITNESS WHEREOF, Pertamina and Contractors have executed this Supply Agreement, by their duly authorized representatives, this 14th day of April, 1981.

                        PERUSAHAAN PERTAMBANGAN MINYAK
                        DAN GAS BUMI NEGARA (PERTAMINA)


                        By              /s/

                        ROY M. HUFFINGTON, INC.


                        By              /s/


                        VIRGINIA INTERNATIONAL COMPANY


                        By              /s/

                        GOLDEN EAGLE INDONESIA LIMITED


                        By              /s/

                        THE SUPERIOR OIL COMPANY


                        By              /s/

                        UNION TEXAS FAR EAST CORPORATION


                        By              /s/


                        UNIVERSE TANKSHIPS, INC.


                        By              /s/